Exhibit 10.14
EXECUTION VERSION
Cardica, Inc.
Note Conversion Agreement
     This Note Conversion Agreement (this “Agreement”) is made and entered into as of the 7th day of November, 2006, by and among Cardica, Inc., a Delaware corporation (the “Company”), and Guidant Investment Corporation, a California corporation (the “Holder”).
Recitals
     Whereas, the Holder holds 8.75% Notes, dated August 19, 2003 and February 25, 2004 from the Company in the principal amounts of $5,000,000 and $5,250,000, respectively (collectively, the “Notes”);
     Whereas, the Notes were issued pursuant to the terms of an Agreement dated August 19, 2003, and are secured by an Intellectual Property Security Agreement dated August 19, 2003, between the Company and the Holder (the “Security Agreement”);
     Whereas, as of the date hereof, the outstanding balance of the Notes, including principal and accrued interest thereon, is $12,901,729.19;
     Whereas, the Holder has agreed to convert a portion of the principal amount of the Notes into shares of common stock of the Company (the “Common Stock”) on the terms and conditions set forth in this Agreement, and after such conversion the Notes shall be cancelled; and
     Whereas, the parties desire to consummate the transactions contemplated by this Agreement on the date hereof (the “Closing”).
Agreement
     Now, Therefore, in consideration of the mutual promises, covenants and agreements set forth herein, the sufficiency of which the parties acknowledge, the parties hereby agree as follows:
     1. Conversion of Notes. Effective as of the Closing, and in full settlement of the Company’s obligations under the Notes, the Company hereby agrees to issue to the Holder (a) an aggregate of 1,432,550 shares of Common Stock (the “Shares”), (b) payment of $5,738,979.50 by wire transfer of immediately available funds to an account specified in writing by Holder, and (c) the Registration Rights Agreement in the form attached hereto as Exhibit A duly executed by the Company. Immediately following the Closing, the Holder shall promptly deliver the original Notes to the Company for cancellation; provided, however, that in the event that the Holder is unable to produce the original Notes, the Holder will execute and deliver a lost note affidavit in substantially a form approved by the Company. Notwithstanding the obligations of the Holder to deliver the Notes for cancellation by the Company, the conversion and cancellation of the Notes shall be effective as of the Closing regardless of whether the Notes are delivered for cancellation by the Company.

     2. Termination of Security Interests. Upon conversion of the Notes as set forth above, the Holder agrees to terminate any and all security interests that the Holder has in any of the assets or properties of the Company pursuant to the Notes and the Security Agreement. The Holder hereby authorizes the Company to file upon the Closing any termination statements necessary to effect such termination and the Holder further agrees to execute and deliver to the Company any additional documents or instruments as the Company shall reasonably request to evidence such termination.
     3. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to the Holder as follows:
          3.1 Corporate Power. The Company has all requisite corporate power and authority to execute and deliver this Agreement, and to carry out and perform the provisions of this Agreement.
          3.2 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Agreement and the performance of all obligations of the Company hereunder has been taken. This Agreement and the Registration Rights Agreement, when executed and delivered by the Company, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. Without limiting the generality of the foregoing, the board of directors of the Company has taken all action so (i) that the Holder will not be prohibited from, or require any subsequent approval or consent in connection with, entering into or consummating a “business combination” with the Company as an “interested stockholder” or “interested shareholder” (in each case as such terms are used in Section 203 of the Delaware General Corporation Law) as a result of the execution of this Agreement or consummation of the transactions contemplated hereby and (ii) that the rights granted to the Holder under the Registration Rights Agreement may be granted to and will not conflict with the provisions of the Amended and Restated Investor Rights Agreement dated August 19, 2003 between the Company and the Investors named therein. Furthermore, the issuance of the shares of Common Stock upon conversion of the Notes will not require approval by the Company’s stockholders under any rule or regulation of The NASDAQ Stock Market.
          3.3 Sufficient Shares. The number of authorized but unissued shares of Common Stock is sufficient to permit conversion of the Notes pursuant to the terms of this Agreement. Upon the issuance of the shares of Common Stock upon conversion of the Notes, such shares shall be duly and validly issued, fully paid and nonassessable, and issued in compliance with all applicable securities laws and shall not be issued in violation of any preemptive or similar right.
          3.4 Compliance with Other Instruments. The Company is not in violation or default of any term of its charter documents or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ other than any such violation or default that would not have a material adverse effect on the Company. The execution, delivery, and performance of and compliance with this Agreement and the Registration Rights Agreement, and the issuance of the shares of Common Stock pursuant hereto, will not result in any such material violation, or be in material conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the

Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval material to the Company, its business, operations, assets or properties.
     4. Representations, Warranties and Covenants of the Holder. The Holder hereby represents and warrants to the Company as follows (provided that such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):
          4.1 Corporate Power. The Holder has all requisite corporate power and authority to execute and deliver this Agreement, and to carry out and perform the provisions of this Agreement.
          4.2 Authorization. All corporate action on the part of the Holder, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Agreement and the performance of all obligations of the Holder hereunder has been taken. This Agreement and the Registration Rights Agreement, when executed and delivered by the Holder, will constitute valid and binding obligations of the Holder, enforceable against the Holder in accordance with their terms.
          4.3 Investment Representations. The Holder understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and the Holder also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Holder’s representations contained in the Agreement. The Holder hereby represents and warrants as follows:
               (a) Holder Bears Economic Risk. The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Holder must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available. The Holder also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Holder to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times the Holder might propose.
               (b) Acquisition for Own Account. The Holder is acquiring the Shares for the Holder’s own account for investment only, and not with a view towards their distribution.
               (c) The Holder Can Protect Its Interest. The Holder represents that by reason of its, or of its management’s, business or financial experience, the Holder has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement and the Registration Rights Agreement.
               (d) Accredited Investor. The Holder represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

               (e) Rule 144. The Holder acknowledges and agrees that the Shares, are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Holder has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.
               (f) Residence. The office of the Holder in which its investment decision was made is located at the address or addresses of the Holder set forth on the signature page to the Registration Rights Agreement.
          4.4 Transfer Restrictions. The Holder acknowledges and agrees that the Shares are subject to restrictions on transfer as set forth in the Registration Rights Agreement.
     5. Miscellaneous. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and performed entirely in California. The representations, warranties, covenants and agreements of the parties hereunder shall survive the enforcement, amendment or waiver of this Agreement. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.
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     In Witness Whereof, each of the parties hereto has executed this Note Conversion Agreement as of the date first above written.

Cardica, Inc.		Guidant Investment Corporation

By:	/s/ Bernard Hausen	By:	/s/ Lawrence J. Knopf

Name: Bernard Hausen, M.D., Ph.D.		Name: Lawrence J. Knopf
Title: Chief Executive Officer		Title: Vice President — Legal and Secretary